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                                                                    EXHIBIT 10.2



            SECOND AMENDED AND RESTATED PROMISSORY NOTE (THIS "NOTE")
                         (SECURED BY SECURITY AGREEMENT)


Effective Date: ..................   April 11, 1996

Makers: ..........................   Richard G. Rawson and wife, Dawn Rawson
                                     2902 Valley Manor Drive
                                     Kingwood, Harris County, Texas  77339; and

                                     RDKB Rawson, L.P., a Texas Family Limited
                                     Partnership
                                     2902 Valley Manor Drive
                                     Kingwood, Harris County, Texas 77339
                                     (collectively, the "Makers" and
                                     individually, a "Maker")

Payee: ...........................   Administaff, Inc., a Delaware corporation
                                     (sometimes hereinafter referred to as the "Payee")

Place for Payment: ...............   19001 Crescent Springs Drive
   (including county)                Kingwood, Montgomery County, Texas or any
                                     other place that Payee may designate in
                                     writing.

Principal Amount:.................   Three Hundred Thousand and No/100 Dollars
                                     ($300,000.00)

Annual Interest Rate on
   Unpaid Principal from Date: ...   Six and 83/100 Percent (6.83%)

Annual Interest Rate on
   Matured Unpaid Amounts: .......   Six and 83/100 Percent (6.83%)

Terms of Payment (principal and interest):

         The principal of this Note shall be due and payable in full on April 11, 2001.

         Interest shall be due and payable annually as interest accrues, beginning on April 11, 1997, and continuing regularly and annually thereafter on the 11th day of April of each year thereafter until April 11, 2001, when, as stated above, the entire principal balance of this Note, and all accrued, unpaid interest thereon shall be due and payable in full. Interest installments shall be calculated on the unpaid principal balance from





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         time to time outstanding hereunder, from the date following the last interest payment date through the date of payment.

Security for Payment:

         A security interest created and granted in the following Second Amended and Restated Security Agreement (the "Security Agreement"):

         Date: ..................... _______, 1998

         Debtors: .................. Richard G. Rawson and wife, Dawn Rawson
                                     2902 Valley Manor Drive
                                     Kingwood, Harris County, Texas  77339; and

                                     RDKB Rawson, L.P., a Texas Family Limited
                                     Partnership 2902 Valley Manor Drive
                                     Kingwood, Harris County, Texas 77339

         Secured Party: ............ Administaff, Inc.
                                     19001 Crescent Springs Drive
                                     Kingwood, Montgomery County, Texas  77339
                                     (sometimes hereinafter referred to as the "Secured Party")

         Collateral Location: ...... Secretary of Administaff, Inc.
           (including County)        19001 Crescent Springs Drive
                                     Kingwood, Montgomery County, Texas  77339

         Collateral Description: ... Stock Certificate Nos. [_______ (___
                                     shares), ________ (shares), and such other stock certificates representing shares of common stock issued by Administaff, Inc., a Delaware corporation, as may from time to time be held by Secured Party as security for the indebtedness evidenced hereby and any and all stock certificate(s) issued in replacement, substitution, or redemption thereof or as a result of any share split or reverse share split, together with all proceeds thereof, all as more fully described in the Security Agreement.

         Each Maker jointly and severally promises to pay to the order of Payee the principal balance of this Note and interest accrued thereon, at the place for payment, according to the terms of payment



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and at the rates stated above. Makers shall have the right to prepay all or any portion of the outstanding principal balance of this Note.

         If Makers default in the payment of this Note or under any term of the Security Agreement, or in the performance of any obligation under any other agreement, instrument or other document executed as security for, or otherwise in connection with, this Note, whether now existing or hereafter executed (collectively, the "Other Documents"), and such default continues after the holder of this Note gives Makers notice of such default and the time within which it must be cured, as may be required by law or by written agreement, then the holder of this Note may, at its option, declare the unpaid principal balance hereof and accrued, unpaid interest thereon immediately due and payable in full without notice of any kind. Makers and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, notices of protests, and all other notices of whatever kind, to the extent permitted by law.

         If any one or more of this Note, the Security Agreement, or any of the Other Documents are given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if this Note is collected through probate, bankruptcy, or other judicial proceeding, then Makers shall pay the holder of this Note all costs of collection and enforcement, including reasonable attorney's fees and court costs of not less than 10% of the amount due under this Note, in addition to other amounts due.

         It is the intention of Makers and Payee to comply strictly with all applicable usury laws. Interest on the debt evidenced by this Note, however denominated, shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, collected, or received under applicable law; any interest collected or received in excess of such maximum nonusurious amount shall be deemed a mistake and credited against the unpaid principal balance hereof then outstanding or, if the principal hereof has been repaid, refunded to Makers, and the effective interest rate and amount applicable to this Note shall automatically be reduced to the maximum nonusurious contract rate and amount of interest allowed for this Note under applicable law. The foregoing provision shall override all demands and charges, the effect of all prepayments, and all contrary provisions, if any, in this Note, the Security Agreement and the Other Documents.

         Each Maker is jointly and severally liable for all obligations set forth in this Note.

         It is the express understanding of the Makers and Payee that any judgment for the repayment of the indebtedness evidenced hereby or interest thereon will be enforced first against the collateral furnished pursuant to the Security Agreement (the "Collateral") and, second, only to the extent that the indebtedness evidenced hereby or any interest thereon is not satisfied by the Collateral, against Richard G. Rawson and Dawn Rawson or either of them personally or any property of Richard G. Rawson and Dawn Rawson or either of them to the full extent of such deficiency, but not against RDKB Rawson, L.P. or any of its property, except for the Collateral, in any action to collect any



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amount payable hereunder or to enforce performance of any of the other provisions of the Security Agreement or any of the Other Documents; provided, however:

                  (a) Nothing herein contained shall be construed as limiting or impairing enforcement against the Collateral or otherwise prohibiting Payee from exercising any and all remedies which this Note, the Security Agreement or the Other Documents permit, so long as the exercise of any remedy shall only extend to execution against or recovery out of any property of Richard G. Rawson and Dawn Rawson or either of them in addition to the Collateral in any action to foreclose or to collect any amounts payable hereunder at such time as the Collateral is fully exhausted and then only to the extent any deficiency was not satisfied by the Collateral;

                  (b) Makers shall be fully and personally liable, jointly and severally, for any and all costs, expenses and other sums payable to third parties (including, without limitation, attorney's fees and court costs) paid or incurred by Payee to enforce this Note, to protect or enforce Payee's security interest in the Collateral or otherwise to enforce the Security Agreement, or to enforce the Other Documents, together with interest thereon at the rate of ten percent per annum.

         This Note is executed to amend and restate in its entirety that certain Amended and Restated Promissory Note (Secured by Security Agreement) dated as of April 11, 1996 in the original principal amount of $300,000.00 executed by Richard G. Rawson, wife, Dawn Rawson and RDKB Rawson, L.P., payable to the order of Payee (the "Amended Note"), the purpose of such amendment and restatement being, generally, to (i) reflect the Makers' and the Payee's agreement to provide that the indebtedness evidenced hereby shall be recourse to the extent provided herein and in the Security Agreement; (ii) reflect the Makers' and the Payee's current agreement set forth in the Security Agreement with respect to the share certificates held and to be held by Secured Party as Collateral from time to time; and (iii) remove provisions no longer applicable because of the new status of the issuer of the shares of stock pledged as Collateral (i.e., Administaff, Inc.) as a public company. Makers hereby acknowledge and agree that the principal amount of $300,000.00, together with accrued, unpaid interest thereon is fully due and owing under the Amended Note, and that such amounts (both principal and accrued, unpaid interest thereon) are fully valid and subsisting as of the date of execution hereof and are not subject to set-off, deduction, defense, or counterclaim of any kind whatsoever.

         When the context requires, singular nouns and pronouns include the plural and vice versa.



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     EXECUTED the 13th day of July, 1998 to be effective as of April 11, 1996.


/s/ RICHARD G. RAWSON                        /s/ DAWN RAWSON
--------------------------------             -----------------------------------
Richard G. Rawson                            Dawn Rawson



RDKB RAWSON L.P., a Texas Family Limited Partnership


By: /s/ RICHARD G. RAWSON, Gen Partner
    -----------------------------------------
        Richard G. Rawson, General Partner



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